UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 14, 2011 (November 11, 2011)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

We note the correction that on November 4, 2011, the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”), upon the recommendation of the Governance Committee of the Board, with effect as of February 1, 2012, expanded the number of directors of the Board to 12 and elected Roger Fradin as a new director in accordance with the Company’s Amended and Restated By-laws. Mr. Fradin will serve as a director from February 1, 2012, until the next annual meeting of the Company’s stockholders or earlier death, resignation or removal.

ITEM 7.01. REGULATION FD

A copy of the press release announcing the election of Roger Fradin to the Board of the Company is furnished as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

        99.1 Pitney Bowes Press Release dated November 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

November 14, 2011

/s/ Amy C. Corn

Amy C. Corn
Vice President, Secretary and Chief Governance Officer